EX-99.1
                              Press Release issued by Company 10/19/00

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American Communications Approves 4 for 1 Forward Stock Split

Business Wire - Thursday, October 19, 2000

Sarasota, Fla., Oct 19, 2000 (BUSINESS WIRE)-American Communications Enterprises, Inc. (OTCBB:ACEN) today announced that is has approved a 4 for 1 forward split of its stock at the close of the market on October 30, 2000 will be entitled to the additional shares from the forward split.

"The forward split is an important step in the Company's business model that ideally positions the Company with its pending mergers and acquisitions," stated Carl Smith. "Our decision to forward split the Company's stock is intended to increase the value and liquidity within the Company's securities to the benefit of our investors and shareholders, " added Smith.

About American Communications

ACEN is in the process of creating strategic relationships and acquiring complimentary companies within the global communications industry that have proven management and state-of-the-art technologies.

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of variety of factors, including factors expressed from time to time in the company's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company's periodic filings with the SEC.


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